Exhibit 4.22

SELLERS’ SUBORDINATED SECURED NOTE

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS.

PAYMENT OF PRINCIPAL AND INTEREST UNDER THIS NOTE, THE TRANSFER OR HYPOTHECATION OF THIS NOTE AND ENFORCEMENT OF ANY SECURITY FOR THE TIMELY PAYMENT HEREOF, IS STRICTLY SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF DECEMBER 6, 2007 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG INTERACTIVE NETWORK, INC., A NEVADA CORPORATION (THE “ISSUER”), EACH SUBSIDIARY OF ISSUER THAT EXECUTED THE INTERCREDITOR AGREEMENT OR A JOINDER THERETO, U.S. BANK NATIONAL ASSOCIATION, NOT INDIVIDUALLY BUT SOLELY IN ITS CAPACITY AS COLLATERAL AGENT, INCLUDING ITS SUCCESSORS AND ASSIGNS FROM TIME TO TIME, AND THE OTHER PARTIES THERETO.  IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS NOTE, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

INTERACTIVE NETWORK, INC.

SELLERS’ SUBORDINATED SECURED NOTE DUE 2011

No. [          ]

December 6, 2007

$[                      ]

FOR VALUE RECEIVED, the undersigned, INTERACTIVE NETWORK, INC. (herein called the “Issuer”), a corporation organized and existing under the laws of the State of Nevada, hereby promises to pay to                             , or registered assigns, the principal sum of [                                                 ] DOLLARS ($[                       ]) on December 6, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 15% per annum from the date hereof, payable quarterly in arrears, on March 31, June 30, September 30, and December 31 in each year, commencing with March 31, 2008, until the principal hereof shall have become due and payable, and (b) following the occurrence and during the continuance of a Default or Event of Default under the Sellers’ Securities Agreement (as defined below), at a rate per annum equal to 20% until such Default or Event of Default is cured or waived in writing in accordance with the terms of the Sellers’ Securities Agreement.

Payments of principal of, interest on and other Obligations with respect to this Note are to be made in lawful money of the United States of America at the address designated as provided in the Sellers’ Securities Agreement referred to below.

This Note is one of a series of Sellers’ Subordinated Secured Notes (herein called the “Notes”) issued pursuant to a Sellers’ Securities Agreement, dated as of December 6, 2007 (as from time to time amended, the “Sellers’ Securities Agreement”), among the Issuer, the Guarantors listed on the signature pages thereto, the Holders listed on Schedule 2.02 thereto, and the Administrative Agent and Collateral Agent named therein, and is entitled to the benefits thereof.  Terms defined in the Sellers’ Securities Agreement and used without other definition herein shall have the respective meanings herein assigned to such terms in the Sellers’ Securities Agreement.

(Signature page for Sellers’ Subordinated Secured Note due 2011)

This Note is a registered Note and, as provided in the Sellers’ Securities Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

This Note may be prepaid in accordance with Article II of the Sellers’ Securities Agreement.

Each of the undersigned Senior Subordinated Guarantors and Junior Subordinated Guarantors acknowledges and agrees that this Note is entitled to the benefits of the Guaranty set forth in Article XI of the Sellers’ Securities Agreement.  This Note is secured by the security interests granted in Article III of the Sellers’ Securities Agreement and in the Security Documents and is entitled to all of the other benefits conferred upon the Notes by the Note Documents.  The indebtedness evidenced by this Note is expressly subordinated as set forth in, and payment of principal and interest hereunder and enforcement of any security for the payment hereof are subject to, the Intercreditor Agreement.

If an Event of Default, as defined in the Sellers’ Securities Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including all then outstanding Obligations) and with the effect provided in the Sellers’ Securities Agreement.

THIS NOTE AND THE OTHER FUNDING DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER FUNDING DOCUMENT IN RESPECT OF SUCH OTHER FUNDING DOCUMENT.

[signatures on following page]

ISSUER: INTERACTIVE NETWORK, INC. By: Name: Title:

JUNIOR SUBORDINATED GUARANTORS:

PENTHOUSE MEDIA GROUP INC.

GENERAL MEDIA ART HOLDING, INC.

GENERAL MEDIA COMMUNICATIONS, INC.

GENERAL MEDIA ENTERTAINMENT, INC.

GENERAL MEDIA UK LIMITED

GMCI INTERNET OPERATIONS, INC.

GMI ON-LINE VENTURES, LTD.

PENTHOUSE CLUBS INTERNATIONAL

ESTABLISHMENT

PENTHOUSE IMAGES ACQUISITIONS, LTD.

WEST COAST FACILITIES, INC.

PMGI HOLDINGS, INC.

PURE ENTERTAINMENT

TELECOMMUNICATIONS, INC.

By:

Name:

Title:

PENTHOUSE FINANCIAL SERVICES, N.V. By: Name: Title:
PENTHOUSE DIGITAL MEDIA PRODUCTIONS, INC. DANNI ASHE, INC. VIDEO BLISS, INC. By: Name: Title:
SNAPSHOT PRODUCTIONS LLC By: Name: Title:

(Signature page for Sellers’ Subordinated Secured Note due 2011)

SENIOR SUBORDINATED GUARANTORS: VARIOUS, INC. By: Name: Title:

GLOBAL ALPHABET, INC.

SHARKFISH, INC.

TRAFFIC CAT, INC.

BIG ISLAND TECHNOLOGY GROUP, INC.

FAST CUPID, INC.

MEDLEY.COM INCORPORATED

PPM TECHNOLOGY GROUP, INC.

FRIENDFINDER NETWORK, INC.

By:

Name:

Title:

FRIENDFINDER PROCESSING LTD. By: Name: Title:
STREAMRAY, INC. By: Name: Title:

(Signature page for Sellers’ Subordinated Secured Note due 2011)

CONFIRM ID, INC. FRNK TECHNOLOGY GROUP TRANSBLOOM, INC. STREAMRAY, INC. By: Name: Title:

(Signature page for Sellers’ Subordinated Secured Note due 2011)